INTERRUPTIBLE GAS TRANSPORTATION AND SALES AGREEMENT
           ----------------------------------------------------


     THIS INTERRUPTIBLE GAS TRANSPORTATION AND SALES AGREEMENT is made and entered into o the 1st day of January, 1991, by and between ENERGAS

COMPANY, a division of Atmos Energy Corporation, a Texas corporation

("Energas"), and MESA OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Mesa").


                            W I T N E S S E T H
                            -------------------


     WHEREAS, Energas owns and operates a pipeline system located in the

State of Texas; and


     WHEREAS, Energas and Mesa desire to enter into an Agreement providing for the transportation of gas by Energas for Mesa to the Delivery Point(s),

as hereinafter defined, and the sale of supplemental gas by Energas to

Mesa, all in accordance with the General Terms And Conditions attached hereto and incorporated herein;


     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                 ARTICLE I
                                 ---------

       TRANSPORTATION OF GAS FROM FAIN PLANT TO INDUSTRIAL USER

     Mesa has gas produced pursuant to the "B" Contract and processed at the Fain Plant operated and owned by Mesa in excess of Energas' demand for supply pursuant to that Agreement dated June 27, 1949, as amended, between

Energas and Mesa (as successors to Amarillo Gas Company and Amarillo Oil

Company) available to Mesa for its industrial users in the City of Amarillo and its environs (hereinafter "Excess Gas").  The terms and conditions under which such Excess Gas will be transported by Energas for Mesa from the tailgate of the Fain Plant to the ultimate delivery point for its industrial users are herein defined and agreed upon.  In this regard, Mesa and Energas agree that Energas shall accept custody of such Excess Gas made available at the Fain Plant tailgate and provide the necessary transportation services from the tailgate of the Fain plant to the delivery point designated by Mesa and located in the City of Amarillo and its environs for a transportation fee as set forth herein.



                                 ARTICLE II
                                 ----------

        TRANSPORTATION OF GAS FROM FAIN PLANT TO WESTAR INTERCONNECT
        ------------------------------------------------------------


     In addition to the transaction described under Article I above, Mesa and Energas agree and acknowledge that the total volume of gas made available at the tailgate of the Fain Plant at certain times is in excess of Energas' demand for gas in the City of Amarillo and its environs, and also in excess, temporarily or otherwise, of the gas supply requirements of

Mesa to satisfy contractual commitments to its industrial users in the City of Amarillo and its environs.  The Excess Gas made available at the Fain

Plant may, at Mesa's sole discretion, be taken by it for eventual placement in storage, exchange, or for the sale to customers in the City of Amarillo and its environs (but only those customers averaging not less than

1 MMCFD as provided in Article VIII hereof.  As to any of the possible transactions described in Articles I and II, the Excess Gas required by

Mesa to satisfy its industrial users will be transported by Energas

(whenever Energas has available transportation capacity) from the tailgate of the Fain Plant to the designated interconnect on Westar Transmission

Company's (hereinafter referred to as "Westar") pipeline system from which

Westar will perform such additional services as may be mutually agreed upon as between Mesa and other parties, including Westar.  In this regard, Mesa and Energas agree that Energas shall accept custody of such gas made available at the Fain Plant tailgate and thereafter provide the necessary transportation services from the tailgate of the Fain Plant to the Amarillo

Creek interconnect (commonly known as Amarillo Creek located in the SW/4 of

Section 20, G&M Survey, Block M-3, Potter County, Texas) or such other interconnect(s) to be mutually agreed upon for a transportation fee as set forth herein.



                                ARTICLE III
                                -----------

          TRANSPORTATION OF STORAGE OR EXCHANGE GAS REDELIVERED
          ----------------------------------------------------

                          TO MESA FROM WESTAR
                          -------------------

     Mesa and Energas agree and acknowledge that from time to time Mesa may desire that volumes of gas placed in Westar's storage facilities, pursuant to the transaction described in Article II above, be redelivered to it by

Westar to the Kalka interconnect (commonly known as Kalka, located in the

SW/4 of Section 19, AS&M Survey, Potter County, Texas) or other interconnect(s) to be mutually agreed upon on Energas' pipeline system.

Therefore, contemplating that such redelivered gas volumes would require transportation services to be performed by Energas from such Energas/Westar interconnect to mutually agreeable delivery point(s), Mesa and Energas agree that Energas shall provide the necessary transportation service from such Energas/Westar interconnect(s) to such delivery point(s) within the

City of Amarillo and its environs for a transportation fee as set forth herein.  Energas shall accept custody of such gas made available at such

Energas/Westar interconnect(s) and transport and redeliver such volumes of gas to such delivery point(s).  Furthermore, and in addition to the transaction contemplated herein, Energas acknowledges that exchange gas

(gas required to be redelivered to Mesa on the basis of prior gas delivered to such third party by Mesa) may be redelivered to Mesa by a third party other than Westar, and that said third party would endeavor to redeliver certain required volumes of gas through pipeline facilities owned by it or by others to a point of interconnect with Energas' pipeline system.  In this event, and not unlike the transportation services to be performed by

Energas as to redelivered stored volumes of gas, Energas agrees to transport said gas volumes made available from the point(s) of interconnect on Energas' pipeline system, including the Kalka interconnect, to such delivery point(s) within the City of Amarillo and its environs for a transportation fee as set forth herein.



                                 ARTICLE III
                                 -----------

           TRANSPORTATION OF STORAGE OR EXCHANGE GAS REDELIVERED
           -----------------------------------------------------

                           TO MESA FROM WESTAR
                           -------------------

     Mesa and Energas agree and acknowledge that from time to time Mesa may desire that volumes of gas placed in Westar's storage facilities, pursuant to the transaction described in Article II above, be redelivered to it by

Westar to the Kalka interconnect (commonly known as Kalka, located in the

SW/4 of Section 19, AB&M Survey, Potter County, Texas) or other interconnect(s) to be mutually agreed upon on Energas' pipeline system.

Therefore, contemplating that such redelivered gas volumes would require transportation services to be performed by Energas from such Energas/Westar interconnect to mutually agreeable delivery point(s), Mesa and Energas agree that Energas shall provide the necessary transportation services from such Energas/Westar interconnect(s) to such delivery point(s) within the City of Amarillo and its environs for a transportation fee as set forth herein.  Energas shall accept custody of such gas made available at such

Energas/Westar interconnect(s) and transport and redeliver such volumes of gas to such delivery point(s).  Furthermore, and in addition to the transaction contemplated herein, Energas acknowledges that exchange gas

(gas required to be redelivered to Mesa on the basis of prior gas delivered to such third party by Mesa) may be redelivered to Mesa by a third party other than Westar, and that said third party would endeavor to redeliver certain required volumes of gas through pipeline facilities owned by it or by others to a point of interconnect with Energas' pipeline system. In this event, and not unlike the transportation services to be performed by

Energas as to redelivered stored volumes of gas, Energas agrees to transport said gas volumes made available from the point(s) of interconnect on Energas' pipeline system, including the Kalka interconnect, to such delivery point(s) within the City of Amarillo and its environs for a transportation fee as set forth herein.




                                 ARTICLE IV
                                 ----------

                TRANSPORTATION OF NON "B" CONTRACT GAS FROM
                -------------------------------------------

                       VARIOUS ENERGAS INTERCONNECTS
                       -----------------------------

     In addition to Mesa's requirements for transportation under Articles

I, II, and III above (Fain Plant to industrial user, Fain Plant to Westar interconnect, storage and exchange gas), Mesa also desires to avail itself of Energas' transportation services relevant to Non "B" Contract gas which may be produced, purchased or obtained through an exchange by Mesa for consumption in the City of Amarillo and its environs.  In the event of such occurrence(s) and only in the event that gas is not available or is inadequate under Articles I and III, Mesa may endeavor to have such gas transported or otherwise exchanged to a point intersecting with an Energas interconnect, thus requiring transportation services by Energas from such point of interconnect to points of delivery for Mesa's industrial gas users located within the City of Amarillo and its environs.  Therefore, and not unlike the transportation services to be performed by Energas as to gas described in Article III above, Energas agrees to transport said gas volumes made available subject to the conditions set forth above from the selected point of interconnect on Energas' pipeline system to mutually agreeable delivery point(s) located within the City of Amarillo and its environs for a transportation fee set forth herein.


                                     ARTICLE V
                                     ---------

               PRICING FORMULA FOR REDELIVERIES OF "B" CONTRACT GAS
               ----------------------------------------------------

     It is agreed to and acknowledged by Mesa and Energas that all volumes of gas taken by Mesa in excess of Energas' daily demand for gas pursuant to the above-referenced 1949 Agreement, as amended, as well as gas taken by

Mesa at the tailgate of the Fain Plant and stored or exchanged outside the

City of Amarillo and its environs, must eventually be returned for consumption in the City of Amarillo and its environs.  Although this balancing of gas volumes need not occur within any particular time frame and can only be initiated by Mesa as opposed to Energas, it is important that Mesa and Energas agree upon the procedure under which the redelivered

"B" Contract gas may be purchased by Energas if offered by Mesa.

Therefore, if such "B" Contract gas is offered to Energas by Mesa, such offer shall be in writing and set forth the price, volume, terms and other provisions under which Mesa is willing to sell such gas.  Energas, in turn,

shall have ten (10) days from the receipt of such notice in writing to either accept or propose a counteroffer.  If Energas does not respond to such an offer within the said time frame, it will be deemed rejected.

     Notwithstanding any provision contained herein to the contrary, under no circumstance shall Energas be obligated to pay Mesa a price per MCF for such redelivered gas which is in excess of that price then in existence under the terms and conditions contained within that certain Agreement previously referenced herein, and dated June 27, 1949, and all amendments which have been or may be made thereto.



                                ARTICLE VI
                                ----------

                ENERGAS' PURCHASES OF GAS FOR ITS CUSTOMERS
                -------------------------------------------

     Mesa and Energas agree and acknowledge that pursuant to that certain

Assignment dated October 18, 1983, by and between Pioneer Corporation,

Energas Company, and Amarillo Oil Company, Energas succeeded to the June

27, 1949, Gas Purchase Agreement, as amended, and obligated itself to purchase and take all volumes of gas made available by Pioneer (Mesa, as successor) to service customers in the City of Amarillo and its environs.

Furthermore, Energas agrees that as to all future industrial sales entered into subsequent to the date hereof, Energas shall be obligated to purchase all such required volumes of gas from Mesa at a mutually agreeable price.

However, Energas acknowledges that Mesa shall be under no obligation to sell such gas to Energas for its industrial customers in the event the price and terms offered to Mesa are unacceptable to Mesa.  If Mesa rejects a request by Energas to purchase gas as aforesaid, then Energas may acquire such desired volumes for its industrial customers from any source it may select at a price equal to or lower than that offered to Mesa.

     Although Mesa and Energas fully acknowledge and reaffirm Energas'

obligation as set forth under the Assignment referred to above, Mesa agrees to release, and hereby does release and forever discharge, Energas and

EnerMart Inc. from any and all breaches or alleged breaches, if any, and any and all claims of such breaches or alleged breaches of the above-referenced 1949 Agreement, as amended, arising out of or due to any sales of Non "B" Contract gas made prior to April 1, 1988 by Energas or

EnerMart Inc. to customers located in the City of Amarillo and its environs.

                                ARTICLE VII
                                -----------

                    MESA'S PURCHASE OF SUPPLEMENTAL GAS
                    -----------------------------------

     Mesa and Energas acknowledge that due to potential shortages of "B"

Contract gas, Fain Plant shut-downs or other conditions not within the control of Mesa, Mesa may be required to purchase volumes of gas from third parties in sufficient quantities to supplement or otherwise satisfy its contractual obligations for the delivery of gas to its industrial users.

In this regard, it is also acknowledged by the parties that the stored or exchanged gas described within Article III is intended by Mesa to be a potential source from which Mesa will acquire back-up gas, thus requiring to gas purchases from a third party source.  However, both Mesa and Energas agree that in the event sufficient gas volumes as described in Article III are not available to Mesa for any reason, then and in that event, Energas agrees to sell, if available, sufficient supplemental volumes of gas to

Mesa from its own back-up gas supplies.  In consideration for the delivery of such gas by Energas to Mesa's customers, Mesa agrees to pay Energas a sum per MCF equal to Energas' Small Industrial Rate Tariff applicable to the City of Amarillo and its environs, as such Tariff may be amended from time to time.


                                ARTICLE VIII
                                ------------

                            TRANSPORTATION RATES
                            --------------------

     The incremental rates to be charged by Energas for the transportation services performed hereunder shall be as follows; provided, however, that

Energas shall have no responsibility or obligation whatsoever to provide transportation services to any industrial user or any other customer wherein the designated volumes to said user or customer are less than 1

MMCF per day.

     The rates are to be applied to volumes actually delivered by Energas at the industrial users' facility or the system interconnect terminating the particular delivery transaction pursuant to Articles I, II, III, or IV.


Mesa agrees to, at its election, either provide shrinkage gas in kind, or reimburse Energas for shrinkage gas for each transaction in an amount relative to the delivered volumes, equal to the "lost and unaccounted for"

rate for the Energas Amarillo transmission system which for purposes of this Agreement, the parties have agreed that the shrinkage will be set at

1.5%.  If Mesa elects to reimburse Energas for shrinkage rather than provide shrinkage volume, the shrinkage reimbursement shall be calculated based upon Energas' Amarillo system weighted average cost of gas for the pertinent month.

     As to gas returned to Energas for further transportation services pursuant to Articles III and IV hereof, Mesa agrees to inform Energas as to when such volumes are being returned, the volumes being returned, and the type of transaction under which the volumes are being returned, such information to be provided in writing on a monthly basis by the 10th day of the month following a month in which any such transactions occurred.

                                RATES
        TOTAL                FOR ARTICLES             RATES FOR
     VOLUMES/YEAR            I, II, AND IV           ARTICLE III
     ------------            --------------          -----------

     0.000000 BCF to          $0.165/MCF              $0.04/MCF
     2.000000 BCF

     2.000001 BCF to          $0.120/MCF              $0.04/MCF
     3.000000 BCF

     3.000001 BCF to          $0.100/MCF              $0.04/MCF
     4.000000 BCF

     4.000001 BCF to          $0.080/MCF              $0.04/MCF
     6.000000 BCF

     6.000001 BCF             $0.060/MCF              $0.04/MCF
       and above

     For illustrative purposes only, if Energas were to transport total volumes of gas for Mesa's account equal to 10.000000 BCF of gas during any given period (of which 9 BCF was transported under Articles I, II, and IV,

and 1 BCF was transported under Article III, the transportation rate(s) to be charged to Mesa would be:

                        2 BCF @ $0.165/MCF
                        1 BCF @ $0.120/MCF
                        1 BCF @ $0.100/MCF
                        2 BCF @ $0.080/MCF
                        3 BCF @ $0.060/MCF
                        1 BCF @ $0.040/MCF
                          --------------
                           $930,000.00

                                 ARTICLE IX
                                 ----------

                   INTERRUPTIBLE TRANSPORTATION SERVICES
                   -------------------------------------

     It is mutually understood and agreed as between Mesa and Energas that all transportation services to be provided by Energas under the entirety of this Agreement shall be provided on an "interruptible basis" and not otherwise.  In regard to any transportation interruptions, Energas shall use its best efforts to promptly notify Mesa of any actual or reasonably foreseeable interruptions so that Mesa can take such action as it may deem prudent or advisable as to its industrial users.


                                 ARTICLE X
                                 ---------

                   ENERGAS' EXCLUSIVE RIGHT TO TRANSPORT
                   -------------------------------------

     Except as set forth herein Mesa and Energas agree that Energas is hereby granted the exclusive right to transport the volumes of gas made available and referred to within the entirety of this Agreement so long as said Agreement remains in full force and effect.  The exclusive rights granted to Energas herein shall not prohibit the use by Mesa of a third party's pipeline facilities and related transportation services during periods when Energas has invoked interruption of its transportation services, or for the transportation of volumes which on a daily basis cannot be transported by Energas due to operational constraints of the

Energas Amarillo system.


                                ARTICLE XI
                                ----------

                REGULATORY APPROVAL OF TRANSPORTATION RATES
                -------------------------------------------

     Mesa and Energas acknowledge that the transportation rates set forth herein may be challenged or have to be submitted by Energas to certain regulatory agencies for approval and/or review.  In the event the adequacy of such transportation rates are successfully challenged or are adjusted by an appropriate regulatory agency, then Mesa agrees, on a prospective basis only, to reimburse Energas fifty percent (50%) of the difference between the level of rates determined to be adequate in such a proceeding or decision and the rates established herein multiplied by the volumes of gas transported by Energas hereunder subsequent to the effective date of such new rates.  Notwithstanding any provision contained herein to the contrary,

either party may cancel the Agreement if such newly established rates are deemed unacceptable to such party.


                                ARTICLE XII
                                -----------

                             TERM OF AGREEMENT
                             -----------------

     Unless otherwise terminated pursuant to Article XI, the primary term of this Agreement will be until December 31, 1994.  Thereafter, this

Agreement may remain in effect on an annual basis, provided the parties mutually agree on all the terms and conditions for each subsequent year.

In this regard, if the parties have been unable to agree on all the terms and conditions for 1995 by October 1, 1994 (or each subsequent October 1),

this Agreement will automatically terminate at 7:00 A.M. on January 1, 1995

(or each subsequent January 1).  This same type of mutual agreement or termination procedure will be followed as long as this Agreement has not been previously terminated.

                                ARTICLE XIII
                                ------------

                     ENERGAS' STATUS AS PRIVATE CARRIER
                     ----------------------------------

     Although Energas has entered into this Agreement based upon negotiations  as between Mesa and Energas, both Mesa and Energas stipulate and agree that  Energas' pipeline system, to be utilized for the performance of Energas'  obligations hereunder, is a private pipeline system not owned, operated or  managed by Energas for the transportation of natural gas to or for the public  for hire, and that this Agreement (and the transportation services to be  provided herein) has been executed by the parties based in part upon the long-  standing contractual obligations

existing as between Mesa and Energas as to   the "B" Contract and the

rights and obligations of the parties under that   certain Agreement dated

June 27, 1949, as subsequently amended, by and between  Amarillo Oil

Company and Amarillo Gas Company, and that it is not Energas'  intent or desire to abandon or otherwise modify or amend its status as a  private carrier.


                                ARTICLE XIV
                                -----------

                            BILLING AND PAYMENT
                            -------------------

     1. On or before the twenty-fifth (25th) day of each calendar month after  deliveries of gas hereunder have commenced, Energas shall render to

Mesa an  invoice that shows the total volume and BTU content of gas delivered and  redelivered hereunder during the preceding Billing Month and the monies due  therefor, including any amounts due for shrinkage which

Mesa is obligated   under this Agreement to reimburse Energas.  Mesa shall

pay such invoice within   ten (10) days after Mesa's receipt thereof to the

address of Energas noted on   the invoice.


    2.  In the event Mesa fails to pay the full amount due Energas when the same becomes due, interest thereon shall accrue from the date that such payment became due until it is paid in full at the lesser of (a) a rate of fifteen percent (15%) per annum or (b) the highest lawful rate permitted by applicable law.  If such failure to pay continues for ten (10) days,

Energas may, in addition to any and all other remedies available to

Energas, suspend further deliveries of gas hereunder.

     3.  All invoices and payments are subject to correction for any errors contained therein until twelve (12) months after the date Energas received payment on an incorrect invoice or received an incorrect payment.

                                 ARTICLE XV
                                 ----------

                                 ASSIGNMENT
                                 ----------

     This Agreement may not be assigned by either party hereto without the prior written consent of the other party, which such consent shall not be unreasonably withheld; except that no prior consent shall be required for an assignment to (a) a company owning 100% of, wholly owned by, or having a common parent with, such assigning party or (b) a trustee or trustees,

individual or corporate, as security for bonds or other obligations or security, provided, however, that an assignment for security purposes shall not relieve the assigning party of any of its obligations under this

Agreement.

                                ARTICLE XVI
                                -----------

                                  NOTICES
                                  -------

     Any notice required to be given under this Agreement or any notice which either party hereto may desire to give the other party shall be in writing and shall be considered duly delivered when hand-delivered or when deposited in the United States mail, postage prepaid, registered or certified, and addressed as follows:

                        Energas Company
                        P. O. Box 650205
                        Dallas, Texas  75256-0205
                        Attention:  Gas Supply and Ind. Sales

                        Mesa Operating Limited Partnership
                        P. O. Box 2009
                        Amarillo, Texas  79189-2009
                        Attention: Gas Marketing Department

or such other address as Energas, Mesa, or their respective successors or assigns shall designate by written notice given in the manner described above.  Routine communications, including monthly invoices, may be mailed by ordinary mail and are deemed delivered when hand-delivered or when deposited in the United States mail, postage prepaid, and addressed to the above-designated name and address.


                                ARTICLE XVII
                                ------------

             PRIOR TRANSPORTATION AND SALES AGREEMENT TERMINATED
             ---------------------------------------------------

     1.  Energas and Mesa hereby expressly terminate that certain

Interruptible Gas Transportation and Sales Agreement dated and effective

April 1, 1988, as amended and supplemented.



                               ARTICLE XVIII
                               -------------

                               MISCELLANEOUS
                               -------------

     1.  It is expressly agreed that this Agreement does not modify or amend  in any way the obligations of the parties under the June 27, 1949,

Gas  Purchase Agreement, as amended, and any summary, characterization or statement  in this Agreement concerning those obligations are for convenience only and  are not intended to change or amend the June 27,

1949, Gas Purchase Agreement,  as heretofore amended.

       2.  All the terms and conditions of this Agreement were prepared jointly  by the parties hereto and not by any party to the exclusion of the other.

       3.  Neither Mesa nor Energas shall be held responsible or liable for damages for acts or conduct of the other, and each party shall indemnify and  hold harmless the other from claims or demands on account thereof except to  the extent such damages were caused by the action or inaction of the other  party.

     4.  Notwithstanding the provisions of the above, each party hereto shall  be responsible for all gas which is in its possession.  The party then in  possession shall indemnify and hold harmless the other from all claims or  demands on account of all injuries to persons or property caused by or arising  from said gas except to the extent such injuries or damages were caused by the  action or inaction of the other party.

     5.  This Agreement shall be subject to all valid, relevant, present and  future state and federal laws, decisions or courts of competent jurisdictions  and all rules, regulations and orders of any regulatory authority having  jurisdiction.  This Agreement shall be further governed by, construed and  enforced in accordance with and subject to the laws of the State of Texas,  without regard to its conflict of law, rules and/or principles.

     6.  The parties expressly agree that this Agreement is not intended to benefit any third party(ies) and shall not do so. This Agreement shall not,

at any time, give rise to any claim, demand, or cause of action, whether known  or unknown or contingent or absolute at this time or at any other time, by any  such third party(ies) claiming third party beneficiary rights hereunder.

     7.  This Agreement contains the entire agreement between the parties

and   supersedes any and all prior agreements, arrangements and

understandings  between the parties relating to the transportation of the gas by Energas for  Mesa as discussed herein.  This Agreement cannot be modified or terminated  orally.

     8.  The failure of either party hereto at any time to require performance by the other party of any provision hereof shall in no way affect the right of such party thereafter to enforce the same, nor shall the waiver by either party hereto of any breach of any provision hereof by the other party be taken or held to be a waiver by such party of any succeeding breach of such provision, or as a waiver of the provision itself.

     9.  Energas and Mesa agree to hold in confidence and not disclose the terms of this Agreement or other information pertaining to it except as required for financial reporting, tax, regulatory commissions, The

Securities and Exchange Commission, or other purposes for which disclosure is legally compulsory on the part of the disclosing party.

     10.  If any provision, term, or condition in this Agreement shall be held  invalid, illegal, or unenforceable by any regulatory agency or tribunal of  competent jurisdiction, upheld by appellate court, if appealed, the validity,  legality and enforceability of the remaining provisions, terms and conditions  shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this

Interruptible Gas Transportation and Sales Agreement as of the date first above written which replaces that certain Interruptible Gas Transportation and Sales Agreement dated April 1, 1988 as amended and supplemented.


ENERGAS COMPANY               MESA OPERATING LIMITED PARTNERSHIP
a division of Atmos           By:  Pickens Operating Co., General Partner
Energy Corporation


By: /s/ Toby A. Priolo        By: /s/ Claude B. Jenkins
    ------------------        ---------------------------------------------
    Toby A. Priolo            Claude B. Jenkins
    Vice President            Vice President-Marketing

                       GENERAL TERMS AND CONDITIONS
                                     TO
           INTERRUPTIBLE GAS TRANSPORTATION AND SALES AGREEMENT
           ----------------------------------------------------

    For purposes of these Terms and Conditions, unless the context hereof requires otherwise, the following definitions shall be applicable:

     Section 1.1.  The terms "gas" shall mean natural gas produced from gas
     -----------
wells (i.e., gas-well gas), gas produced in association with oil (i.e., casinghead gas), and the residue gas resulting from the processing of both casinghead gas and gas-well gas.

     Section 1.2.  The term "day" shall mean the twenty-four (24) hour
     -----------
period commencing at 8:00 a.m., Central Time, on one calendar day and ending at 8:00 a.m. Central Time, on the following calendar day.

     Section 1.3.  The term "month" or "Billing Month" shall mean the
     -----------
period extending from 8:00 a.m., Central Time, on the first day of one calendar month to 8:00 a.m., Central Time, on the first day of the next succeeding calendar month, except that the first Billing Month shall commence on the date of the initial delivery of gas hereunder and shall end at 8:00 a.m., Central Time, on the first day of the next succeeding calendar month.

     Section 1.4. The term "MCF" shall mean one thousand (,000) cubic
     -----------
feet at a temperature of 60 degree Fahrenheit and at an absolute pressure of 14.65 pounds per square inch.

     Section 1.5. The term "BTU" shall mean British thermal unit and
     -----------
represents the quantity of heat required to raise the temperature of one
(1) pound avoirdupois of pure water from 58.5 degree Fahrenheit to 59.5 degree Fahrenheit at a constant pressure of 14.73 psia.

     Section 1.6.  The term "Energas" shall mean Energas Company, a
     -----------
division of Atmos Energy Corporation, and the term "MESA" shall mean MESA Operating Limited Partnership. Energas and MESA are the only parties to these Terms and Conditions and the related Interruptible Gas Transportation and Sales Agreement.

     Section 1.7.  The term "heating value" shall mean the number of BTUs
     -----------
produced by the complete combustion, at a temperature of 60 degree Fahrenheit if saturated with water vapor and at a constant pressure of
14.73 psia and under standard gravitational force (acceleration 980.665 cm per sec per) with air of the same temperature and pressure as the gas when the products of combustion are cooled to the initial temperature of the gas and air and when the water formed by combustion is condensed to the liquid state.

     Section 1.8.  The term "psia" shall mean pounds per square inch
     -----------
absolute.

     Section 1.9.  The term "Receipt Point(s)" shall mean the point(s) at
     -----------
which gas is delivered by MESA to Energas for transportation pursuant to the Agreement.

     Section 1.10.  The term "Delivery Points(s)" shall mean the point(s)
     ------------
at which Energas shall redeliver gas to or on behalf of MESA pursuant to the Agreement.

     Section 1.11.  The term "Agreement"  or "the Agreement" as used
     ------------
throughout the entirety of this document shall mean the January 1, 1991 Interruptible Gas Transportation and Sales Agreement.

                               ARTICLE II

                                Pressure
                                -------

     Section 2.1.  Deliveries of gas by MESA at the Receipt Point(s) and
     -----------
 redeliveries of gas by Energas at the Delivery Point(s) shall be made at pressures mutually agreeable by the parties hereto and sufficient to effect delivery into the facilities of the party receiving such gas at such points; provided, however, that neither party shall be required to install or operate any compression facilities in order to deliver the as at any specific pressure.

ARTICLE II

                                 Pressure
                                 --------

     Section 2.1.  Deliveries of gas by MESA at the Receipt Point(s) and
     -----------
 redeliveries of gas by Energas at the Delivery Points(s) shall be made at pressures mutually agreeable by the parties hereto and sufficient to effect delivery into the facilities of the party receiving such gas at such points; provided, however, that neither party shall be required to install or operate any compression facilities in order to deliver the gas at any specific pressure.

                                ARTICLE III

                            Measurement of Gas
                            ------------------

     Section 3.1.  Unless otherwise specifically provided herein, the unit
     -----------
of volume for purposes of the measurement of gas delivered hereunder at the Receipt Point(s) shall be one (1) Mcf

                                AMENDMENT TO
                                ------------

      INTERRUPTIBLE GAS TRANSPORTATION AND SALES AGREEMENT
            ----------------------------------------------------

     THIS AGREEMENT, is made and entered into as of the 1st day of January, 1995, by and between ENERGAS COMPANY, a division of ATMOS ENERGY
CORPORATION, a Texas corporation, hereinafter referred to as "Energas" and MESA OPERATING CO., a Delaware corporation, hereinafter referred to as "MESA";

                                W I T N E S S E T H

     WHEREAS, on January 1, 1991, Energas and MESA entered into an Interruptible Gas Transportation and Sales Agreement ("Agreement"), whereby Energas would transport gas for MESA and make emergency gas sales to MESA, and

     WHEREAS, Energas and MESA desire to amend said Agreement dated January 1, 1991, to extend the Term thereof and to provide for certain other changes.

     NOW THEREFORE, in consideration of the mutual agreements of the parties, Energas and MESA agree as follows:

     1. Except for Article VI, all references to that "Agreement dated June 27, 1949," or substantially similar type references, shall be deleted and "Amarillo Supply Agreement dated January 2, 1993" substituted therefore.

     2. The parenthetical phrase in lines 9 and 10 of Article II on page 2 is hereby deleted.

     3. The first sentence of Article V is hereby deleted and the following is substituted therefore:

              "It is agreed to and acknowledged by MESA and Energas that with respect to those volumes of "B" Contract gas taken by MESA in excess of Energas' first call rights pursuant to the Amarillo Supply Agreement dated January 2, 1993, which are taken by MESA at the tailgate of the Fain Plant and stored or exchanged outside the City of Amarillo and its environs, MESA is to cause, like volumes of gas to be made available, under certain conditions, in the City of Amarillo and its environs.

     4. ARTICLE VI. ENERGAS' PURCHASES OF GAS FOR ITS CUSTOMERS and is hereby deleted in its entirety and the following Article VI substituted therefore.

                                 ARTICLE VI
                                 ----------

         ENERGAS' AND ENERMARTS PURCHASES OF GAS FOR THEIR CUSTOMERS
         ----------------------------------------------------------

     MESA agrees to release, and hereby does release and forever discharge, Energas and EnerMart Inc. from any and all breaches or alleged breaches, if any, and any and all claims of such breaches or alleged breaches of the June 27, 1949 Amarillo Supply Agreement, as amended, arising out of or due to any sales of Non 'B' Contract gas made prior to April 1, 1988 by Energas or EnerMart Inc. to customers located in the City of Amarillo and its environs.

     5.  ARTICLE VIII.  TRANSPORTATION RATES is hereby deleted in its
         ------------   --------------------
         entirety and the following Article VIII is substituted therefore:

                               "ARTICLE VIII
                                ------------

                            TRANSPORTATION RATES
                            --------------------

     The rates to be charged by Energas for the transportation services performed hereunder shall be as set forth in this ARTICLE VIII; provided, however, that Energas shall have no responsibility or obligation whatsoever to provide transportation services to any industrial user or any other customer wherein the designated volumes to said user or customer are less than 1 MMCF per day.

     The rates are to be applied to volumes actually delivered by Energas at the industrial users' facility or the system interconnect terminating the particular delivery transaction pursuant to Articles I, II, III, or IV. MESA agrees, at its election, to either provide shrinkage gas in kind, or reimburse Energas for shrinkage gas for each transaction in an amount relative to the delivered volumes, equal to the lesser of the actual "lost and unaccounted for" rate for the Energas Amarillo transmission system or 1.5%. If MESA elects to reimburse Energas for shrinkage rather than provide shrinkage volume, the shrinkage reimbursement shall be calculated based upon Energas' Amarillo system weighted average cost of gas for the pertinent month.

     As to gas returned to Energas for further transportation services pursuant to Articles III and IV hereof, MESA agreed to inform Energas as to when such volumes are being returned, the volumes being returned, and the type of transaction under which the volumes are being returned. Such information is to be provided in writing on a monthly basis, by the 10th day of the month following a month in which any such transactions occurred.

     The transportation rates per MCF applicable under Articles I, II and IV shall ultimately be determined on a calendar year basis, but shall initially be billed to and paid for by MESA on a First Tier Rate basis because the amount of calendar year volumes so transported by Energas will not be know until year end. Periodically during the calendar year, but no less than twice each year, the parties shall meed to determine the actual volumes transported and to adjust the forecast of volumes to be transported by Energas for MESA during the remainder of the year. From these meeting the parties shall attempt to determine when the First Tier volumes have been transported for the current year and consequently when any Second Tier Volume transportation and Second Tier Rates apply if any. for purposes of ultimately applying the First tier Rate (5.5 cents/MCF) or any Second tier Rate (5.0 cents/MCF), the parties shall no later than sixty (60) days after the end of the calendar year, determine the total calendar year volumes of gas actually so transported by Energas and make a payment adjustment without interest.

     For the First Tier volumes transported by Energas on a calendar basis for MESA pursuant to Articles I, II, and IV, the First Tier Rate shall ultimately apply. For those volumes so transported which exceed the First Tier Volumes (Second Tier Volumes), the Second Tier Rate shall ultimately apply. For all gas transported by Energas for MESA pursuant to Article III, a Third Tier Rate of 4.0 cents/MCF per month shall apply.

     6. ARTICLE ENERGAS' EXCLUSIVE RIGHT TO TRANSPORT, is hereby deleted in its entirety and the following is substituted therefore.


                                "ARTICLE X
                                ----------

                       ENERGAS' RIGHT TO TRANSPORT
                       ---------------------------

     Except as set forth herein, MESA and Energas agree that Energas is hereby granted the right to transport one hundred percent (100%) of the First Tier volumes so long as this Agreement remains in full force and effect. The term "First Tier Volumes" as used herein shall mean fifty percent (50%) of the "Excess Gas" described in Articles I and II and fifty percent (50%) of the non-B-Contract gas described in Article IV which Mesa sells annually to its existing customers for industrial consumption in the City of Amarillo and its environs. Such rights granted to Energas herein shall not prohibit the use by MESA of a third party's pipeline facilities and related transportation services during periods when Energas has invoked interruption of its transportation service, or for the transportation of volumes which on a daily basis cannot be transported by Energas due to operational constraints of the Energas Amarillo system."

     7.     ARTICLE XII TERM OF AGREEMENT is hereby deleted in its entirety
            ----------- -----------------
            and the following is substituted therefore:


                                "ARTICLE XII
                                ------------

                              TERM OF AGREEMENT
                              -----------------

     Unless otherwise terminated pursuant to Article XI, the primary term of this Agreement will be until December 31, 1999."


     8. This Agreement, as amended herein, shall remain in full force and effect.


     IN WITNESS WHEREOF, Energas and MESA have caused this Agreement to be executed and effective as of the day and year first written above.


ENERGAS COMPANY                 MESA OPERATING CO.
A Division of
Atmos Energy Corporation

By:  /s/ Toby A. Priolo         By:  /s/ Paul W. Cain
     ------------------------        ------------------------
        Toby A. Priolo

Title:  Vice President          Title: President & Chief Operating Officer
        ---------------------          -----------------------------------
        Atmos Energy Corporation